As filed with the Securities and Exchange Commission on September 25, 2013

Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

36-2476480
(I.R.S. Employer Identification No.)

15 Joys Lane, Kingston, New York 12401
(Address of Principal Executive Offices)

2005 Equity Participation Plan
(Full Title of the Plan)

Barry B. Goldstein
Chief Executive Officer
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
Telephone: (845) 802-7900
Telecopier: (845) 853-1890
(Name, Address and Telephone Number of Agent For Service)
_______
Copies of all communications and notices to:
Fred S. Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Telephone: (516) 296-7048
Telecopier: (516) 296-7111
_______

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $.01 per share)	150,000(1)	$5.10 (2)	$765,000	$104.35

(1)
This Registration Statement covers an additional 150,000 shares of common stock, $.01 par value per share (“Common Stock”) of Kingstone Companies, Inc. (the “Registrant”) available for issuance under the Registrant’s 2005 Equity Participation Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(i) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on September 19, 2013, as reported by The Nasdaq Stock Market.

2702143.3

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed by the Registrant to register an additional 150,000 shares of Common Stock as to which options or awards may be granted under the Plan.

On March 31, 2006, the Registrant filed a Registration Statement on Form S-8 (File Number 333-132898) (the “2006 Registration Statement”) in order to register 300,000 shares of Common Stock issuable under the Plan.

On April 7, 2011, the Registrant filed a Registration Statement on Form S-8 (File Number 333-173351) (the “2011 Registration Statement”) in order to register an additional 250,000 shares of Common Stock issuable under the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the 2006 Registration Statement and the 2011 Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference

Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Annual Report on Form 10-K for the year ended December 31, 2012.
(b)	Current Report on Form 8-K for an event dated January 7, 2013.

(c)	Current Report on Form 8-K for an event dated February 25, 2013.

(d)	Current Report on Form 8-K for an event dated February 25, 2013.

(e)	Quarterly Report on Form 10-Q/A for the period ended September 30, 2012.

(f)	Current Report on Form 8-K for an event dated April 1, 2013.

(g)	Quarterly Report on Form 10-Q for the period ended March 31, 2013.

(h)	Current Report on Form 8-K for an event dated May 15, 2013.

(i)	Quarterly Report on Form 10-Q for the period ended June 30, 2013.
(j)	Current Report on Form 8-K for an event dated August 13, 2013.

(k)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 0-15362).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 8.                    Exhibits

5	Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the additional shares of Common Stock being registered by this Registration Statement
23.1	Consent of Marcum LLP
23.2	Consent of EisnerAmper, LLP
23.3	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingston, State of New York, on September 25, 2013.

KINGSTONE COMPANIES, INC.

Date: September 25, 2013	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2013
/s/ Victor J. Brodsky Victor J. Brodsky	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 25, 2013
/s/ Michael R. Feinsod Michael R. Feinsod	Secretary and Director	September 25, 2013
/s/ Jay M. Haft Jay M. Haft	Director	September 25, 2013
/s/ David A. Lyons David A. Lyons	Director	September 25, 2013
/s/ Jack D. Seibald Jack D. Seibald	Director	September 25, 2013